EXHIBIT 10.1

AMENDMENT NO. 1

TO NOTE PURCHASE AGREEMENT

DATED AS OF NOVEMBER 5, 2009

dated as of August 18, 2010

by and among

XPLORE TECHNOLOGIES CORP.,

XPLORE TECHNOLOGIES CORPORATION OF AMERICA,

and

SG PHOENIX LLC,

as Agent for the Purchasers

This AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 5, 2009 is entered into as of August 18, 2009 (this “Amendment Agreement”) by and among XPLORE TECHNOLOGIES CORP., a Delaware corporation (the “Parent”), XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (the “Subsidiary”, and together with the Parent, the “Borrowers”), SG PHOENIX LLC, a Delaware limited liability company, as agent for the Purchasers (the “Agent”), and PHOENIX VENTURE FUND LLC, a Delaware limited liability company (“Phoenix”). Phoenix and such other persons designated by Phoenix to purchase a Bridge Note (as defined below) from the Borrowers under this Amendment Agreement are hereby referred to as the “Bridge Note Purchasers” and each, a “Bridge Note Purchaser”.

W I T N E S S E T H:

WHEREAS, the Borrowers and certain Purchasers are parties to the Note Purchase Agreement, dated as of November 5, 2009 (the “Original NPA”), pursuant to which the Borrowers (a) on the Initial Closing Date, sold to the Initial Purchasers the Initial Closing Notes and issued to the Initial Purchasers the Initial Closing Warrants, and such Initial Purchasers purchased such Initial Closing Notes and such Initial Closing Warrants from the Borrowers, and (b) on the Subsequent Closing Date, sold to the Additional Purchasers the Additional Notes and issued to the Additional Purchasers the Additional Warrants, and such Additional Purchasers purchased such Additional Notes and such Additional Warrants from the Borrowers;

WHEREAS, the Borrowers and the Agent desire to amend the Original NPA to, among other things, allow the Borrowers to issue and sell in the sole and absolute discretion of the Agent one or more senior secured promissory notes in the aggregate principal amount of up to $2,000,000 (the “Bridge Notes” and each, a “Bridge Note”) to a Bridge Note Purchaser;

WHEREAS, Section 11.8 of the Original NPA provides that, subject to Section 11.18(b) of the Original NPA, any term of the Original NPA may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance), with the written consent of the Agent, acting on behalf of the Purchasers, and the Borrowers, and that any amendment or waiver effected in accordance with such Section 11.8 shall be binding upon each of the parties to the Original NPA;

NOW, THEREFORE, in consideration of the premises and agreements contained in this Amendment Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1.         DEFINITIONS IN THIS AMENDMENT AGREEMENT

Except as otherwise defined in this Amendment Agreement (including the preamble and the recitals hereof), capitalized terms are used herein with the meanings ascribed to such terms in the Original NPA.

SECTION 2.         AMENDMENTS TO ORIGINAL NPA

2.1           Amendment to Recitals of the Original NPA.  The Recitals of the Original NPA are hereby amended and restated in their entirety to read as follows:

“WHEREAS, subject to the terms and conditions set forth herein, the Borrowers desire to issue and sell to the Initial Purchasers on the Initial Closing Date (i) senior secured subordinated promissory notes in the aggregate principal amount of not greater than $3,300,000 maturing on the Maturity Date (each, an “Initial Closing Note” and, collectively, the “Initial Closing Notes”) and (ii) warrants to purchase up to such number of shares of Common Stock as determined by dividing (x) 100% of the aggregate principal amount of the Initial Closing Notes purchased by such Initial Purchasers, by (y) the Warrant Exercise Price (each, an “Initial Closing Warrant” and, collectively, the “Initial Closing Warrants”), and the Initial Purchasers shall purchase the Initial Closing Notes and the Initial Closing Warrants from the Borrowers on the terms and conditions set forth herein;

WHEREAS, subject to the terms and conditions set forth herein, the Borrowers desire to issue and sell to the Additional Purchasers on any Subsequent Closing Date (i) senior secured subordinated promissory notes (each, an “Additional Note” and, collectively, the “Additional Notes”), in an aggregate principal amount which together with the aggregate principal amount of the Initial Closing Notes does not exceed $3,300,000 maturing on the Maturity Date and (ii) warrants to purchase such number of shares of Common Stock as determined by dividing (x) 100% of the aggregate principal amount of the Additional Notes purchased by such Additional Purchasers, by (y) the Warrant Exercise Price (each, an “Additional Warrant” and, collectively, the “Additional Warrants”) and such Additional Purchasers shall purchase such Additional Notes and such Additional Warrants from the Borrowers on the terms and conditions set forth herein;

WHEREAS, subject to the terms and conditions set forth herein, the Borrowers desire to issue and sell to the Bridge Note Purchasers, in the sole and absolute discretion of the Agent, on any Bridge Closing Date (i) senior secured subordinated promissory notes (each, a “Bridge Note” and, collectively, the “Bridge Notes” and, together with the Additional Notes and the Initial Closing Notes, the “Notes”), in an aggregate principal amount not exceed $2,000,000 maturing on the Maturity Date and (ii) warrants to purchase such number of shares of Common Stock as determined by dividing (x) 100% of the aggregate principal amount of the Bridge Notes purchased by such Bridge Note Purchasers, by (y) $0.07 (each, a “Bridge Note Warrant” and, collectively, the “Bridge Note Warrants” and together with the Additional Warrants and the Initial Closing Warrants, the “Warrants”), and such Bridge Note Purchasers shall purchase such Bridge Notes and such Bridge Note Warrants from the Borrowers on the terms and conditions set forth herein; and

WHEREAS, the board of directors of each of the Parent and of the Subsidiary has approved the execution and delivery of this Agreement, all ancillary agreements related hereto, and the transactions contemplated hereby.”

2.2           Amendments to Section 1 of the Original NPA.

(a)           Amendment to Section 1.1 of the Original NPA.  Section 1.1 of the Original NPA is hereby amended by the addition of Section 1.1(c) at the end of Section 1.1, such added Section 1.1(c) to read in its entirety as follows:

“(c)         Subject to the terms and conditions of this Agreement, on or prior to any Bridge Closing Date, the Borrowers shall have authorized the issuance and sale to the Bridge Note Purchasers of (i) all Bridge Notes to be issued at any Bridge Closing in the form attached hereto as Exhibit A, and (ii) the Bridge Note Warrants, in the form attached hereto as Exhibit B.”

(b)           Amendment to Section 1.3 of the Original NPA.  The last sentence of Section 1.3 of the Original NPA is hereby amended and restated in its entirety to read as follows:

“1.3         At any time and from time to time, in the sole discretion of the Agent, one or more Bridge Note Purchasers may purchase at one or more Bridge Closings, (i) Bridge Notes, the aggregate purchase price of which shall not exceed $2,000,000 and (ii) Bridge Note Warrants for the number of shares of Common Stock as determined by dividing (x) 100% of the principal amount of such Bridge Notes purchased by such Bridge Note Purchasers by $0.07.  Schedule III attached hereto shall be amended from time to time concurrent with each Bridge Closing to include the names of the Bridge Note Purchasers purchasing the Bridge Notes and Bridge Note Warrants at such Bridge Closing as well as the purchase price of the Bridge Notes, and the number of shares of Common Stock that can be purchased on exercise of the Bridge Note Warrants issued in connection with such Bridge Closing.  The aggregate purchase price for the Notes and Warrants shall not exceed $5,300,000.”

(c)           Amendment to Section 1.4 of the Original NPA.  Section 1.4 of the Original NPA is hereby and restated in its entirety as follows:

“The Borrowers agree to use the net proceeds from the sale and issuance of the Notes and Warrants pursuant to this Agreement for working capital, product development and other general corporate purposes.”

(d)           Amendment to Section 1 of the Original NPA.  Section 1 of the Original NPA is hereby amended by the addition of the following as a new Section 1.7:

“1.7         Bridge Closings.  Subject to the satisfaction or waiver of the closing conditions set forth in Sections 5.1, 5.3 and 5.4, in the sole and absolute discretion of the Agent, closings with respect to the Bridge Notes and Bridge Warrants shall take place at the offices of Pillsbury Winthrop Shaw Pittman, 1540 Broadway, New York, NY 10036 on such date and at such time as the Borrowers and the Agent, acting on behalf of the Purchasers, mutually agree upon in writing (each a “Bridge Closing” and collectively, the “Bridge Closings”).  The date of each Bridge Closing is referred to herein as a “Bridge Closing Date”.

At each Bridge Closing, the Borrowers shall deliver to each Bridge Note Purchaser (i) a Bridge Note, dated as of such Bridge Closing Date, in an original principal amount equal to the dollar amount set forth opposite such Bridge Note Purchaser’s name under the heading “Bridge Note Purchase Price” on Schedule III hereto, which shall be updated by the Borrowers and the Agent, acting on behalf of the Purchasers, from time to time as necessary upon each Bridge Closing, with respect to such Bridge Purchaser and (ii) Bridge Note Warrants for the number of shares of Common Stock set forth opposite such Bridge Note Purchaser’s name under the heading “Number of Bridge Note Warrant Shares” in Schedule III hereto, which shall be updated by the Borrowers and the Agent, acting on behalf of the Purchasers, from time to time as necessary upon each Bridge Closing, all against payment in the amounts set forth opposite such Bridge Note Purchaser’s name under the heading “Bridge Note Purchase Price” on Schedule III hereto, by any combination of (i) check or (ii) wire transfer of immediately available funds to such account as the Borrowers designate.”

2.3           Amendment to Section 2.1 of the Original NPA.  Section 2.1 of the Original NPA is hereby amended and restated in its entirety to read as follows:

“The Notes shall be issued in the aggregate principal amount of up to $5,300,000 and shall bear interest, and otherwise be in the form attached hereto as Exhibit A.  Payment of all principal and accrued and unpaid interest on any Note shall be made in full no later than the Maturity Date.”

2.4           Amendment to Section 2.3 of the Original NPA.  Section 2.3 of the Original NPA is hereby amended and restated in its entirety to read as follows:

“The indebtedness under the Notes (including the right of repayment of principal of and interest on the Notes) and the security interest of the Purchasers in the assets of the Borrowers shall be subordinated to the indebtedness and security interest of DSCH Capital Partners, LLC, d/b/a Far West Capital, a Texas limited liability company (“Far West”), up to a maximum amount of $4,750,000 under that certain Accounts Receivable Purchasing Agreement, dated December 10, 2009 (as the same may from time to time be amended, modified, supplemented or refinanced with Far West, the “Senior Credit Agreement”), in accordance with the Far West Subordination Agreement executed on December 10, 2009 (the “Far West Subordination Agreement”).”

2.5           Amendments to Section 5 of the Original NPA.

(a)           Amendment to Section 5.3 of the Original NPA.  The heading and preamble to Section 5.3 of the Original NPA are hereby amended and restated to read as follows:

“Conditions of Additional Purchasers’ and Bridge Note Purchasers’ Obligations at any Subsequent Closing or Bridge Closing.  In addition to the conditions set forth in Section 5.1, the obligations of each Additional Purchaser or Bridge Note Purchaser, as the case may be, under Section 1.3 of this Agreement are subject to the satisfaction by the Borrowers on each Subsequent Closing Date or Bridge Closing Date, as the case may be, of the following conditions:”

(b)           Amendment to Section 5.3 of the Original NPA.  Section 5.3 is hereby amended by the addition of the following subsections at the end of Section 5.3, such added subsections to read as follows:

“(g)         Supplemental Schedule III.  On or before any Bridge Closing Date, the Parent shall deliver to the Agent, acting on behalf of each Bridge Note Purchaser, a supplement to Schedule III reflecting the amount of the Bridge Notes and the Bridge Note Warrants that the Borrowers will issue to each Bridge Note Purchaser on such Bridge Closing Date and the aggregate purchase price therefor.

(h)           Bridge Notes.  The Parent shall deliver to the Agent, acting on behalf of each Bridge Note Purchaser, such Bridge Note Purchaser’s Bridge Notes.

(i)            Bridge Note Warrants.  With respect to any Bridge Closing, the Parent shall deliver to the Agent, acting on behalf of each Bridge Note Purchaser, such Bridge Note Purchaser’s Bridge Note Warrants.”

2.6           Amendments to, and Addition of, Certain Definitions in Section 9 of the Original NPA.

(a)           Amendment to Definition of “Purchasers” in the Original NPA.  The definition of “Purchasers” in the Original NPA shall be deemed to include the Bridge Note Purchaser(s).

(b)           Amendment to Definition of “Warrant Exercise Price” in Section 9 of the Original NPA.  The definition of “Warrant Exercise Price” in Section 9 of the Original NPA is hereby amended and restated in its entirety to read as follows:

““Warrant Exercise Price” shall mean, with respect to the Initial Closing Warrants and any Additional Warrants, $0.10 per share; and with respect to the Bridge Note Warrants, $0.07 per share.”

(c)           Amendment to Definition of “Closing Date” in Section 9 of the Original NPA.  The definition of “Closing Date” in Section 9 of the Original NPA is hereby amended to include any Bridge Closing Dates.

(d)           Amendment to Definition of “Loan Documents” in Section 9 of the Original NPA.  The definition of “Loan Documents” in Section 9 of the Original NPA is hereby amended to delete the reference to the SVB Subordination Agreement and include the term the “Bridge Note Warrants”.

(e)           Addition of Certain Definitions to Section 9 of the Original NPA.  The following definitions are hereby added to Section 9 of the Original NPA:

““Bridge Note(s)” shall have the meaning ascribed to it in the recitals.”

““Bridge Note Warrant(s)” shall have the meaning ascribed to it in the recitals.”

““Far West Subordination Agreement” shall have the meaning ascribed to it in Section 2.3.”

““Financial Statements” shall mean the audited consolidated financial statements of the Parent as at and for the years ended March 31, 2010 and 2009 and the unaudited financial statements of the Parent as at and for the periods ended June 30, 2010 and 2009.”

““Loan Documents” shall mean the Notes, the Security Agreement, the Subordination Agreement, the Far West Subordination Agreement, the Warrants and all agreements related hereto and thereto.”

““SEC Reports” shall mean the Parent’s Annual Report on Form 10-K for the year ended March 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.”

2.7           Amendment to Section 11.6 of the Original NPA.  Subsection (b) of the Original NPA is hereby amended and restated to read as follows:

“if (i) to an Additional Purchaser, to such Additional Purchaser’s address set forth on Schedule II hereto, or at such other address or facsimile number as such Additional Purchaser shall have furnished to the Parent in writing or (ii) to a Bridge Note Purchaser, to such Bridge Note Purchaser’s address set forth on Schedule III hereto, or at such other address or facsimile number as such Bridge Note Purchaser shall have furnished to the Parent in writing; or”

SECTION 3.         JOINDER OF BRIDGE NOTE PURCHASER

Each Bridge Note Purchaser hereby acknowledges, agrees and confirms that, by its execution of this Amendment Agreement, such Bridge Note Purchaser will be deemed to be a party to the Agreement and a “Purchaser” for all purposes of the Agreement, and shall be deemed to have made all representations and warranties of a Purchaser thereunder and shall have the rights and be subject to all of the obligations of a Purchaser thereunder as if it had executed the Agreement as an original signatory.  Each Bridge Note Purchaser hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Purchasers contained in the Agreement.  On or prior to any Bridge Note Closing any additional Bridge Note Purchasers shall be required to execute a joinder to this Amendment Agreement or the Agreement making all of the foregoing acknowledgements, agreements, confirmations and ratifications.

SECTION 4.         REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Bridge Note Purchasers and the Agent that, except as set forth on the Bring-Down Disclosure Schedule attached hereto as Annex A (the “Bring-Down Disclosure Schedule”), all representations and warranties contained in the Agreement and in the Security Agreement are true and correct in all respects at and as of the date hereof as if made on the date hereof and on any Bridge Closing Date as if made on such date; provided, however, that, for the purpose of the representations and warranties made by the Borrowers under this Section 4, the references in the Agreement to the schedules in the Disclosure Schedule attached to the Agreement shall be deemed to be the references to the schedules in the Bring-Down Disclosure Schedule.  The Borrowers further represent and warrant to the Bridge Note Purchasers and the Agent that (a) no Event of Default has occurred, or will occur, before and after giving effect to the transactions contemplated by this Amendment Agreement, (b) the Borrowers do not have outstanding, as of the date hereof, and will not have after giving effect to the issuance of the Bridge Notes, any indebtedness for borrowed money other than the Note Indebtedness and the indebtedness under the Senior Credit Agreement, and (c) the Borrowers maintains the same insurance coverage (including scope and amounts) with the same carriers as Borrowers had on the Initial Closing Date.

In addition to the foregoing, the Borrowers, jointly and severally, hereby represent and warrant to each Bridge Note Purchaser as of the applicable Bridge Closing Date the following:

4.1           Corporate Power and Authority.  Each of the Borrowers has all requisite corporate power and authority to execute and deliver the Loan Documents and this Amendment Agreement to which it is a party.  The Borrowers have all requisite corporate power and authority to issue and sell the Bridge Notes and the Bridge Warrants to the Bridge Note Purchasers hereunder.  Each of the Borrowers has all requisite corporate power and authority to carry out and perform its obligations under the terms of this Amendment Agreement and the Loan Documents.

4.2           Authorization.  The execution, delivery and performance by each Borrower of this Amendment Agreement and the related Loan Agreements, the sale, issuance and delivery of the Bridge Notes and the Bridge Warrants and the performance of all of the obligations of the Borrowers under this Amendment Agreement and each of the related Loan Documents have been authorized by each Borrower’s Board of Directors, no other corporate action on the part of any Borrower and, except as set forth on Schedule 4.2, no other corporate or other approval or authorization is required on the part of any Borrower or any other Person, by Law or otherwise, in order to make this Amendment Agreement and the related Loan Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of the Borrowers, as the case may be.  This Amendment Agreement and each of the related Loan Documents, when executed and delivered by each of the Borrowers that is a party thereto, will constitute a valid and legally binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies.

4.3           Permits.  No Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of this Amendment Agreement and the related Loan Documents.

4.4           Material Contracts.  There is no material breach, violation or default by a Borrower under any Material Contract, and to each Borrower’s Knowledge, no event (including, without limitation, the transactions contemplated by this Amendment Agreement) has occurred which, with notice or lapse of time or both, would (A) constitute a material breach, violation or default by a Borrower under any such Material Contract, or (B) give rise to any Lien (other than a Permitted Lien) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against a Borrower under any such Material Contract, which expiration, termination or event would cause a Material Adverse Effect.

4.5           Absence of Conflicts.  The execution, delivery, and performance of, and compliance with this Amendment Agreement and the related Loan Documents, and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)           violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of (i) Borrower’s Certificate of Incorporation or its Bylaws, or (ii) any Material Contract, or result in the creation of any Lien (other than a Permitted Lien or the liens granted under the Security Agreement) upon any of the assets, properties or business of either Borrower; or

(b)           violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to either Borrower or any of their assets, properties or businesses.

4.6           Consents.  No consent, approval, waiver or authorization, or designation, declaration, notification, or filing with any person or entity (governmental or private), is required by any Borrower in connection with the valid execution, delivery and performance of this Amendment Agreement or the related Loan Documents, the offer, sale or issuance of the Bridge Notes and Bridge Warrants other than notifications or filings as provided on Schedule 4.5.

4.7           Offering of Bridge Notes and Bridge Warrants.  No form of general solicitation or general advertising was used by the Borrowers or any of their agents or representatives in connection with the offer and sale of the Bridge Notes and the Bridge Warrants.

4.8           SEC Reports; Disclosure.  (a)  The Parent has made available to the Bridge Note Purchasers, in the form filed with the SEC (including any amendments thereto) its Annual Report on Form 10-K for the year ended March 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (collectively, the “SEC Reports”).

(b)           None of (i) this Amendment Agreement (including, without limitation, the Bring-Down Disclosure Schedule and the Schedules and Exhibits attached hereto), (ii) any related Loan Document, or (iii) the SEC Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein in light of the circumstances under which they were made not misleading.  There is no fact which, to the Knowledge of either Borrower, has not been disclosed to the Bridge Note Purchasers, which could reasonably be expected to have a Material Adverse Effect on the ability of either Borrower to perform its obligations under this Amendment Agreement or the related Loan Documents.

4.9           Financial Statements.  Included in the SEC Reports are the audited consolidated financial statements of the Parent as at and for the years ended March 31, 2010 and 2009 and the unaudited financial statements of the Parent as at and for the periods ended June 30, 2010 and 2009 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Borrowers on a Consolidated basis as of the dates and for the periods, indicated therein.  Except as set forth in the Financial Statements, the Borrowers have no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed), which are required to be included in the Financial Statements in accordance with GAAP other than (a) liabilities that have arisen in the ordinary course of business since June 30, 2010 that are not reasonably be expected to have a Material Adverse Effect and (b) obligations to perform after the date hereof any contracts or agreements which have been disclosed or which are not required to be disclosed in the SEC Reports because such contracts and agreements are not material to the Borrowers.

SECTION 5.         ADDITIONAL CONDITIONS PRECEDENT

The effectiveness of this Amendment Agreement and additional conditions to the Bridge Note Purchaser’s obligations to purchase the Bridge Notes on the date of this Amendment Agreement and from time to time thereafter, in its sole and absolute discretion of the Agent, in all events is subject to satisfaction, in sole determination by the Agent, of all of the following additional conditions.

5.1           Financial Reports.  Upon the request of the Agent at least five business days prior to a Bridge Closing, delivery to the Agent of a financial report as of the date three business days prior to such Bridge Closing setting forth the following: the current amount of cash the Borrowers have in all of its bank accounts, and detailed accounts receivable and accounts payable ageing for the current period and for 1-30 days, 31-60 days, 61-90 days and over 90 days past due periods in reasonable detail.

5.2           Executed Documents.  This Amendment Agreement and all other documents and instruments contemplated hereby and thereby shall have been duly authorized and executed by each of the parties thereto in form and substance satisfactory to the Agent, and the Borrowers shall have delivered sufficient original counterparts thereof to the Agent.

5.3           Lien Priority.  The security interests in favor of the Agent and pursuant to the Security Agreement shall be valid and perfected Liens on the Collateral, subject to no Liens other than Permitted Liens.

5.4           No Litigation.  No action, suit, proceeding, claim or dispute shall have been brought or otherwise have arisen at law, in equity, in arbitration or by or before any Governmental Authority or arbitrator against the Borrowers or any of their respective assets that could reasonably be expected to have a Material Adverse Effect.

5.5           Closing Certificates.

(a)           Officer’s Certificate.  The Agent shall have received a certificate from the chief financial officer of each of the Borrowers in form and substance reasonably satisfactory to the Agent, to the effect that, except as set forth in the Bring-Down Disclosure Schedule and the other schedules to Section 4, all representations and warranties of the Borrowers contained in this Amendment Agreement and the Agreement are true, correct and complete; that neither Borrower is in violation of any of the covenants contained in the Agreement; that, before and after giving effect to the transactions contemplated by this Amendment Agreement, no Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions to be satisfied hereby; and that the Borrowers have filed all required tax returns and have paid or made provision for payment of all taxes and other assessments shown as due on such returns.

(b)           Certificate of Secretary of Borrowers.  On the date hereof, the Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing any document in connection with the transactions contemplated hereby and certifying that attached thereto is (i) a true and complete copy of the certificate of incorporation of the Parent, and all amendments thereto including the Certificate of Designation of the Series C Preferred Stock, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, which is in full force and effect on the date hereof; (ii) a true and complete copy of the certificate of incorporation of the Subsidiary and all amendments thereto, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, which is in full force and effect on the date hereof; (iii) a true and complete copy of the bylaws of the Parent as in effect on the date hereof; (iv) a true and complete copy of resolutions duly adopted by the Board of Directors of each Borrower authorizing the issuance of the Bridge Notes, the execution, delivery and performance of this Amendment Agreement, and the other documents relating hereto or thereto; and (v) true, complete and correct copies of certificates of insurance for each of the Borrower’s insurance policies each showing the Agent as an additional insured and/or loss payee, other than its directors and officers insurance policy.  On each Bridge Closing Date, after the initial Bridge Closing Date, the Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying that since the initial Bridge Closing Date (i) the certificate of incorporation of the Parent, and all amendments thereto, including the Certificate of Designation of the Series C Preferred Stock, has not been amended, modified or cancelled and is in full force and effect; (ii) the certificate of incorporation of the Subsidiary, and all amendments thereto, have not been amended, modified or cancelled and are in full force and effect; (iii) the bylaws of the Parent have not been amended, modified or cancelled and are in full force and effect; (iv) the resolutions duly adopted by the Board of Directors of each Borrower authorizing the issuance of the Bridge Notes, the execution, delivery and performance of this Amendment Agreement, and the other documents relating hereto or thereto have not been amended or modified and remain in full force and effect; (v) the Borrower’s insurance policies have not been amended, modified or cancelled and are in full force and effect; and (vi) certificates of insurance for each of the Borrower’s insurance policies each showing the Agent as an additional insured and/or loss payee, other than its directors and officers insurance policy, have not been amended, modified or cancelled and are in full force and effect.

(c)           Certificates of Good Standing.  On or before the date hereof, the Agent shall have received certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of incorporation and the State of Texas.

5.6           Consents.  The Borrowers shall have delivered to the Agent all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, and courts having jurisdiction with respect to the execution and delivery of this Amendment Agreement and the other documents relating hereto or thereto and all such approvals shall be in form and substance satisfactory to the Agent.

5.7           No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority or arbitrator challenging or seeking to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Amendment Agreement and the other documents relating hereto or thereto, or the consummation of the transactions contemplated hereby or thereby, or which, as determined by the Agent in its sole discretion, would make it inadvisable to consummate such transactions.  No order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or arbitrator preventing such transactions shall be in effect.  The issuance of the Bridge Notes on the date hereof or any subsequent Bridge Closing Date and the consummation of such transactions shall not be prohibited by any applicable Law or other legal requirement and shall not subject any Bridge Note Purchaser to any penalty or, in the sole judgment of the Agent, any other liability or onerous condition under any applicable Law.

5.8           Proceedings and Documents.  All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Amendment Agreement and the other documents relating hereto or thereto shall be reasonably satisfactory in form and substance to the Agent.  The Agent shall have received copies of all other instruments and other evidence as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent, with respect to the transactions contemplated by this Amendment Agreement and the other documents relating hereto or thereto and the taking of all actions in connection herewith or therewith.  The Agent shall have received such other agreements, instruments, approvals, opinions, certificates and other documents as the Agent may reasonably request in connection with such transactions and actions, all in form and substance satisfactory to the Agent, in its sole discretion.

SECTION 6.         COVENANTS

Section 2(d) of Exhibit F to the Original NPA is hereby amended by adding the following to the end of such sentence: “and as provided under the Senior Credit Agreement up to a maximum amount of $4,750,000.”

Section 2(g) of Exhibit F to the Original NPA is hereby amended and restated in its entirety as follows:

“(g) incur any indebtedness other than under the Senior Credit Agreement up to a maximum of $4,750,000 thereunder or with the prior written consent of the Agent.”

Section 2(h) of Exhibit F to the Original NPA is hereby amended and restated in its entirety as follows:

“(h) guarantee or otherwise become liable with respect to the obligations of another party or entity.”

SECTION 7.         EFFECTIVENESS OF AMENDMENTS

The amendments to the Original NPA contained in this Amendment Agreement shall become effective on and as of the date hereof.  From and after such date, each reference in the Original NPA (including the schedules and exhibits thereto) to the “Agreement”, or any like expression referring to the Original NPA, shall be deemed to refer to the Original NPA as amended by this Amendment Agreement.  The Original NPA, other than as amended hereby, shall remain unchanged and in full force and effect.

SECTION 8.         MISCELLANEOUS

8.1           Severability.  Whenever possible, each provision of this Amendment Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Amendment Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

8.2           Titles and Subtitles.  The titles and subtitles used in this Amendment Agreement are used for convenience only and are not to be considered in construing or interpreting this Amendment Agreement.

8.3           Governing Law; Consent to Jurisdiction.  This Amendment Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding the application of any conflicts of laws principles which would require the application of the Laws of another state. Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the State of New York and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Amendment Agreement and waives any objection to venue in the State of New York.

8.4           Counterparts. This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective officers as of the day and year first above written.

BORROWERS:	XPLORE TECHNOLOGIES CORP.

	By:	/s/ MICHAEL J. RAPISAND
		Name:	Michael J. Rapisand
		Title:	Chief Financial Officer

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

	By:	/s/ MICHAEL J. RAPISAND
		Name:	Michael J. Rapisand
		Title:	Chief Financial Officer

AGENT:	SG PHOENIX LLC

	By:	/s/ ANDREA GOREN
		Name:	Andrea Goren
		Title:	Member

ACKNOWLEDGED AND AGREED TO:

BRIDGE NOTE PURCHASER:	PHOENIX VENTURE FUND LLC

	By:	SG Phoenix Ventures LLC,
its Managing Member

		By:	/s/ ANDREA GOREN
			Name:	Andrea Goren
			Title:	Member